UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 21, 2015

________________

     LINGERIE FIGHTING CHAMPIONSHIPS, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-148005	20-8009362
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

6955 North Durango Drive
Suite 1115-129
          Las Vegas, NV 89149
 (Address of Principal Executive Offices)

          (702) 527-2942
 (Registrant's Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas; Suite 1100
New York, New York 10105-0302
Phone: (212) 370-1300
Fax: (212) 370-7889
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 21, 2015, the Company's directors and stockholders approved the adoption of new by-laws, which replaced in their entirety the Company's former bylaws.

The following are the principal changes in the by-laws.
•	A quorum for a meeting of stockholders is one-third of the outstanding. The old bylaws provided that we required a majority for a quorum.
•
A director may be removed by a vote of the holders of two-thirds of the outstanding voting stock, with or without cause.  The old bylaws provided for removal for cause by the board of directors or by the vote of the stockholders, with or without cause.  The new bylaw provision is consistent with the Nevada corporation law.

•
Any vacancies may be filled by a majority of directors, even if less than a quorum.  The old bylaws provided that vacancies occurring as a result of the removal of directors by stockholders shall be filled by the stockholders.

•
The new bylaws provide that they may be amended by the board of directors or by the affirmative vote of the holders of two-thirds of the stock entitled to vote at an annual or special meeting of stockholders.  The old bylaws provided that the bylaws may be amended by the stockholders or by directors, but any amendment by the directors may be amended or repealed by the stockholders.

•
The new bylaws provide that the Company may indemnify officers and directors to the maximum extent permitted by law.  The old bylaws did not have a provision for indemnification, although the articles of incorporation include a provision for indemnification.

•
The provision in the old by-laws relating to the interest of directors in a transaction and loans to directors was deleted.  The Nevada corporate law at NRS 78.140 sets forth the restrictions on transactions involving interested directors.

•	The new bylaws set forth a procedure for nomination of directors by stockholders.
•
Nevada law has restrictions on business combinations with interested stockholders if the corporation is an issuing corporation, as defined by the statue, and permits the adoption by a provision in the articles of incorporation or bylaws to state that those provisions do not apply.  The new bylaws provide that these restrictions do not apply to the Company.

The stockholder approval of the new bylaws was obtained by the written consent dated July 21, 2015 of the holders of 11,275,000 shares of common stock, representing 57.03% of the outstanding shares of common stock.
Item 9.01  Financial Statements and Exhibits.

Exhibit 3.1	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015	Lingerie Fighting Championships, Inc.

By:	/s/ Shaun Donnelly
Shaun Donnelly
Chief Executive Officer